Exhibit 4.1
SPECIMEN UNIT CERTIFICATE

No.	SIDHU SPECIAL PURPOSE CAPITAL CORP. Incorporated under the Laws of the State of Delaware	UNIT(S)
UNIT(S) EACH CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO
PURCHASE ONE SHARE OF COMMON STOCK
CUSIP
SEE REVERSE FOR
CERTAIN DEFINITIONS
THIS CERTIFIES THAT                                                             IS THE OWNER OF                                                             UNIT(S). Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of Sidhu Special Purpose Capital Corp., a Delaware corporation (the “Corporation”), and one warrant (each, a “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $7.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Corporation’s completion of an initial business combination and (ii) one year from the date of the prospectus with respect to the Corporation’s initial public offering (the “IPO”), provided in each case that the Company has an effective registration statement under the Securities Act of 1933, as amended, covering the share of Common Stock issuable upon exercise of the Warrant, and will expire unless exercised before 5:00 p.m., New York time, on the date that is five years from the date of the prospectus with respect to the IPO, or earlier upon redemption or liquidation of the Corporation’s trust account. The Common Stock and Warrant comprising each Unit represented by this certificate are not transferable separately prior to (i) the fifth business day following the earlier to occur of (a) the expiration or termination of the over-allotment option by the underwriter and (b) the exercise in full of the over-allotment option by the underwriter, subject in either case to the Corporation’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Corporation’s receipt of the gross proceeds of the IPO, and (ii) the issuance of a press release announcing when separate trading will begin. The terms of the Warrants are governed by a warrant agreement (the “Warrant Agreement”), dated as of                      ___, 200_, by and between the Corporation and Mellon Investor Services LLC, as amended, restated or supplemented from time to time, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement will be on file at the office of the Corporation, and will be available to any Warrant holder on written request and without cost.
This Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.
WITNESS the seal of the Corporation and the facsimile signature of its duly authorized officers.
Dated:

SIDHU SPECIAL PURPOSE

Chief Executive Officer	CAPITAL CORP.	Secretary
2007
CORPORATE SEAL
DELAWARE

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min		Custodian
Act -

TEN ENT	tenants by the entireties		(Cust) (Minor)

JT TEN	as joint tenants with right of survivorship		Under Uniform Gifts to Minors
	and not as tenants in common		Act:

(State)
     Additional abbreviations may also be used though not in the above list.
SIDHU SPECIAL PURPOSE CAPITAL CORP.
     The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

For Value Received,	hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
                    Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                                          Attorney, to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
CORRESPOND WITH THE NAME AS WRITTEN UPON THE
FACE OF THE CERTIFICATE IN EVERY PARTICULAR,
WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).